UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in that certain Current Report on Form 8-K filed by Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”) with the Securities and Exchange Commission (the “Commission”) on March 25, 2025, on March 24, 2025, we entered into a Master Distribution Agreement (the “MSA”), with Navy Wharf, Ltd (“Navy Wharf”). Pursuant to the MSA, the Company was granted the exclusive licensing rights to certain intellectual property and patent rights from Navy Wharf relating to a composition and natural formula for a nutraceutical product to manage blood glucose and Hemoglobin A1c (HbA1c) levels to be marketed and sold under the brand Diabetinol®, within the United States and Canada. In consideration for the grant of the exclusive licensing rights under the MSA, we issued Navy Wharf 1,000,000 shares of the Company’s restricted common stock (the “Navy Shares”) and agreed to pay Navy Wharf 10% of the net sales revenue (as described in greater detail in the MSA) we generate during the term of the MSA.

On July 30, 2025, the Company entered into a Mutual Rescission and Release Agreement (a “Rescission Agreement”) with Navy Wharf, pursuant to which the Company and Navy Wharf agreed to terminate and rescind the MSA, effective as of July 30, 2025, each of the parties provided mutual releases of their obligations under the MSA, subject to certain continuing representations and warranties of Navy Wharf, and Navy Wharf agreed to cancel all of the Navy Shares (the “Rescission”).

No material early termination penalties were incurred by the Company in connection with the Rescission.

* * * * *

The foregoing description of the Rescission Agreement is only a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Rescission Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated into this Item 1.01 in their entirety, by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above relating to the Rescission Agreement with is incorporated into this Item 2.01 by reference to the extent required by Item 2.01 of Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On July 29, 2025, a holder of certain outstanding warrants of the Company, exercised warrants to purchase 198,000 shares of common stock with an exercise price of $1.50, for an aggregate of $297,000, and was issued 198,000 net shares of common stock. We claim an exemption from registration for the issuance of the shares pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale of such shares did not involve a public offering.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Mutual Rescission and Release Agreement dated and effective July 30, 2025, by and between Mangoceuticals, Inc. and Navy Wharf, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: August 4, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer